EXHIBIT 5.1

[Letterhead of Sonnenschein Nath & Rosenthal LLP]

November 21, 2008

Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Medis Technologies Ltd., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed  contemporaneously  herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of the following securities, with an aggregate public offering price of $55,000,000: (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”); (iii) senior debt securities and subordinated debt securities of the Company (collectively, the “Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities of the Company (collectively, the “Warrants”). This opinion is being delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)	the Registration Statement;

(b)	the Restated Certificate of Incorporation of the Company, as amended (the “Restated Certificate of Incorporation”);

(c)	the Restated By-Laws of the Company;

(d)	the form of senior note indenture of the Company;

(e)	the form of subordinated note indenture of the Company;

(f)	corporate proceedings of the Company relating to its proposed issuance of the Common Stock, the Preferred Stock, the Debt Securities and the Warrants; and

(g)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based upon the subject to the foregoing, we are of the opinion that:

 1.  When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company and, upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by their terms, are convertible into or exchangeable for Common Stock, or upon the conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for Common Stock, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

 2.  When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of the Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Restated Certificate of Incorporation, the Restated By-Laws of the Company and applicable law, (iii) an appropriate Certificate or Certificates of Designation has or have been filed with the Secretary of State of the State of Delaware and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Stock in accordance with the terms thereof, or upon the conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for such series of Preferred Stock, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, such series of Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

3.  When (i) the Registration Statement has become effective under the Securities Act, (ii) an applicable indenture has been duly executed and delivered by the Company and the trustee named therein, (iii) the issuance of any series of Debt Securities has been duly authorized by the Company and the terms thereof have been duly established in accordance with the provisions of the indenture and (iv) such series of Debt Securities has been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding of the Company, any applicable underwriting agreement or purchase agreement, the indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Debt Securities in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, such series of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

4.  When (i) the Registration Statement has become effective under the Securities Act, (ii) a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement has been duly authorized by the Company and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of the related warrant agreement have been duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and the applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions are subject to the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principals of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, Delaware general corporate law and limited liability company law and the federal laws of the United States of America.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP

By:   /s/ Arthur Hayes
         A Member of the Firm